UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 24, 2015

BANK OF HAWAII CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 694-8822
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On April 24, 2015, Bank of Hawaii Corporation (the “Company”) held its annual shareholders meeting.  At the meeting, the following matters were submitted to a vote of the shareholders:

1.             Election of Directors: *

Nominee	Votes Cast For	Votes Against	Abstentions	Non-Votes
S. Haunani Apoliona	31,298,752	330,646	107,185	6,352,426
Mary G. F. Bitterman	31,260,368	393,482	82,733	6,352,426
Mark A. Burak	31,460,902	158,856	116,825	6,352,426
Michael J. Chun	31,353,604	274,587	108,392	6,352,426
Clinton R. Churchill	31,355,846	260,854	119,883	6,352,426
Peter S. Ho	30,923,451	739,769	73,363	6,352,426
Robert Huret	31,376,229	243,792	116,562	6,352,426
Kent T. Lucien	26,911,964	4,720,808	103,811	6,352,426
Victor K. Nichols	31,449,184	171,005	116,394	6,352,426
Martin A. Stein	31,380,466	254,435	101,682	6,352,426
Donald M. Takaki	27,494,081	4,116,310	126,192	6,352,426
Barbara J. Tanabe	31,230,353	424,884	81,346	6,352,426
Raymond P. Vara, Jr.	31,310,796	303,565	122,222	6,352,426
Robert W. Wo	31,360,490	298,655	77,438	6,352,426

 *   The directors are elected by a majority of the votes cast in an uncontested election. In the event of a contested election, the directors are elected by a plurality of the votes cast. Mr. David A. Heenan did not stand for election this year as he reached the mandatory retirement age of 75.

2.             Advisory vote on the Company’s executive compensation:

Votes Cast For	Votes Against	Abstentions	Non-Votes
29,690,541	1,269,503	776,539	6,352,426

3.             Approval of the Company’s 2015 Director Stock Compensation Plan:

Votes Cast For	Votes Against	Abstentions	Non-Votes
29,356,023	2,158,439	222,121	6,352,426

4.             Ratification of the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

Votes Cast For	Votes Against	Abstentions	Non-Votes
37,720,908	259,167	108,934	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2015	Bank of Hawaii Corporation

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman and Corporate Secretary